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                                                             EXHIBIT 10.2

                            BROKERAGE AGREEMENT

     THIS BROKERAGE AGREEMENT, made as of the ______ day of ________, 1999, by and between WORLD MONITOR TRUST II (the "Trust"), a business trust organized under Chapter 38 of Title
12 of the Delaware Code (the "Delaware Act"), and PRUDENTIAL SECURITIES INCORPORATED, a Delaware corporation (the
"Broker").
                           W I T N E S S E T H :
     WHEREAS, Prudential Securities Futures Management Inc.
(the "Managing Owner"), a Delaware corporation, is acting as the Managing Owner of the Trust; and
     WHEREAS, the Trust has been organized to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodity futures, forward and options contracts (collectively "Commodity Interests"); and
     WHEREAS, the Trust made a public offering of limited liability beneficial interests (the "Interests") in Series D, E, and F (the "Series") of the Trust through the Broker, and in connection therewith, the Trust filed with the U.S.
Securities and Exchange Commission (the "SEC"), pursuant to the U.S. Securities Act of 1933, as amended (the
"Act"), registration statements on Form S-1, and as a part thereof a prospectus, which registration statements, together with all amendments thereto, shall be referred to herein as the "Registration Statements" and which prospectus in final form, included as part of the Registration Statements, together with all amendments and supplements thereto, shall be referred to herein as the "Prospectus"; and
     WHEREAS, the assets of each Series of Interests in the Trust will be managed by a different trading advisor and will be separately valued; and
     WHEREAS, the Trust desires to engage the Broker to provide commodity brokerage and certain other types of services for the Trust;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed that:
     1. Commodity Brokerage Services. The Trust hereby authorizes the Broker, and the Broker hereby agrees, to act as the Trust's commodity broker for all Commodity Interest transactions effected for the benefit of each Series in accordance with the authorized written or oral instructions of each authorized commodity trading advisor (an "Advisor") retained by the Trust for the various Series, in each instance in accordance with the terms of the then current Advisory
Agreement by and among the Trust, the Managing Owner and each such Advisor, and to act as the clearing broker for the transactions effected for each Series. In this regard, the Trust will each execute a copy of the Broker's Commodity
Customer's Agreement (and related documents), as appropriate, substantially in the form attached hereto as Exhibit A (the "Customer's Agreement"). This Brokerage Agreement and the Customer's Agreement are hereinafter collectively referred to as the "Brokerage Agreement".
     The Broker agrees to establish a separate account for each Series with sub-accounts, if requested by the Managing
Owner, for any Advisor's different trading approaches, and maintain separate records for the trading activities of each Series.
     Notwithstanding any provisions of this Brokerage
Agreement to the contrary, the Broker shall assume financial responsibility for any error committed by it in executing orders for the purchase or sale of Commodity Interests for any of the Trust's accounts. However, the Broker shall not be responsible for errors committed by any Advisor and shall not be responsible for any action of the Trust in following or declining to follow any instruction, advice or recommendation given by any Advisor.
     2. Custodial Services. The Broker agrees to perform certain custodial functions in connection with Series' assets including, but not limited to, providing monthly accountings of all dealings done and actions taken during the applicable reporting period by the Broker with respect to the assets for each Series, and providing each Series with an accounting of all securities, commodities, funds, and other property held by the Broker or its nominees for or on behalf of such Series.
     3. Administrative Services. The Broker agrees to perform certain administrative functions for each Series, including, but not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements, assisting the Managing Owner in providing continuing informational services to the holders of Interests (the
"Limited Owners"), keeping the Limited Owners apprised of developments affecting the Series, communicating valuations of the Series, providing information with respect to procedures for redemptions, exchanges, transfers, and distributions, if any, interpreting monthly and annual reports, providing tax information to the Limited Owners, explaining developments in the commodity markets in the United States and abroad, and providing information to the Managing Owner, when requested, regarding the status of each Series accounts. The Broker further agrees to perform such additional recordkeeping services on behalf of the Series as the Managing Owner shall reasonably request, and to furnish to the Trust as soon as practicable all such other information in its possession which the Managing Owner is required to furnish to the Limited
Owners of the Trust pursuant to the Amended and Restated Declaration of Trust and Trust Agreement of World Monitor Trust II, dated as of May 15, 1999 (the "Trust Agreement") as from time to time in effect, or any applicable law, rules or regulations.
     4. General Services. As part of its general services to the Trust, the Broker will assist the Managing Owner in managing the holdings of the various Series, other than commodities assets, as the Managing Owner may reasonably request. The Broker agrees to perform such other services on behalf of the Trust and each Series from time to time as the Managing Owner may reasonably request.
     5. Agreement Nonexclusive. The Broker shall be free to render services of the nature to be rendered to the Trust hereunder to other persons or entities in addition to the Trust, and the parties acknowledge that the Broker may render such services to additional entities similar in nature to the Trust, including other trusts organized with the Managing
Owner as their managing owner, as well as limited partnerships of which the Managing Owner acts as general partner. It is expressly understood and agreed that this Brokerage Agreement is nonexclusive and that the Trust has no obligation to execute any or all of its trades for Commodity Interests through the Broker, and the parties acknowledge that any Series may execute trades for Commodity Interests through such other broker or brokers as the Managing Owner may direct from time to time. The Trust's utilization of an additional commodity broker shall neither terminate this Brokerage
Agreement nor modify in any regard the respective rights and obligations of the Trust and the Broker hereunder.
     6. Compensation of the Broker. The Broker's compensation for its services hereunder shall be limited to the commodity brokerage fees charged to each Series in accordance herewith. The Broker shall charge each Series a separate brokerage fee for all services provided by the Broker for such Series at an annualized rate of 6% of each Series'
Net Asset Value plus all fees and expenses related to the execution of each Series' Commodity Interest trading (including, without limitation, floor brokerage, any costs associated with taking delivery of Commodity Interests and National Futures Association ("NFA"), exchange and clearing fees). The brokerage fee shall be determined at the close of business each Friday based on the Series' then Net Asset Value but before the deduction of (i) any fees, including the brokerage fee, the management fee, the incentive fee, if any, and the ordinary and extraordinary expenses of each Series and (ii) redemptions for such week. The sum of the amounts determined weekly shall be paid monthly.
In the event a Series commences trading activities subsequent to the first business day of a week or terminates prior to the last business day of a week, the brokerage fee shall be prorated for any such week on the basis of the number of trading days in the week the services were provided by the Broker as compared to the total number of trading days in that week. There will be no material change related to the aforementioned monthly brokerage fee except upon 20 business days' notice to Limited Owners of each Series, and no increase in such fee shall take effect except at the beginning of a quarter. The brokerage fee shall be paid by each Series within 20 days of the end of each month.
     7. Investment Discretion. The Broker shall have no authority or responsibility to direct the Commodity Interests to be purchased or sold for the account of any Series.
     8. Standard of Liability. Subject to Section 1 hereof, the Broker and its stockholders, directors, officers, employees, and its or their respective successors or assigns shall not be liable to the Trust, the Limited Owners of the Trust, or any of its or their respective successors or assigns, except by reason of acts of, or omissions due to, bad faith, misconduct, or negligence, or for not having acted in good faith in the reasonable belief that such acts or omissions were in the best interests of the Trust, or by reason of any material breach of this Brokerage Agreement.
     9. Limits on Claims. The Broker agrees that it will not take any of the following action against the Trust: (i) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the Federal Bankruptcy
Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or
(B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, or (ii) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause or (iii) file an involuntary petition for bankruptcy (collectively "Bankruptcy or Insolvency Action").
         In addition, the Broker agrees that for any obligations due and owing to it by any Series, the Broker will look solely and exclusively to the assets of such Series or the Managing Owner, if it has liability in its capacity as Managing Owner, to satisfy its claims and will not seek to attach or otherwise assert a claim against the assets of any other Series or the Trust as a whole, whether or not there is a Bankruptcy or Insolvency Action taken. The parties agree that this provision will survive the termination of this Brokerage Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.
         This Brokerage Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified above and no resort shall be had to the assets of other Series issued by the Trust or the Limited Owners' personal property for the satisfaction of any obligation or claim hereunder.
     10. Term and Termination. This Brokerage Agreement shall commence on the date hereof and shall be automatically renewed for additional one year periods unless sooner terminated by either party hereto. This Brokerage Agreement may be terminated by either party hereto at any time, upon sixty (60) days' prior written notice to the other party.
This Brokerage Agreement shall terminate automatically if the Broker's registration as a futures commission merchant ("FCM") under the Commodity Exchange Act, as amended, ("CE Act") or membership as an FCM with the NFA is revoked, suspended, terminated or not renewed.
     11. Subordination Agreement. The Broker agrees and consents (the "Consent") to look solely to each Series for which brokerage and clearing services are being performed (the "Contracting Series") and assets (the "Contracting Series
Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of interests in a Series. In furtherance of the Consent, the Broker agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting
Series and the Contracting Series Assets, shall be subject to the following limitations:
    (a) subordination of certain claims and rights: (i) except as set forth below, the Claims, if any, of the Broker (the "Subordinated Claims") shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Broker's Claims (if any) against the Contracting Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that the Broker's valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series, and (ii) the Broker will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims;
    (b) the Claims of the Broker with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;
    (c)  if the Claims of the Broker against the Contracting
         Series or the Trust are secured in whole or in part, the Broker hereby waives (under section 1111(b) of the U.S. Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency
         Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series
         (other than the Contracting Series), as the case may be;
    (d) in furtherance of the foregoing, if and to the extent that the Broker receives monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Broker shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and
    (e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.
    12. Year 2000 Representation. Prudential represents to the Trust that its business operations and any services provided pursuant to this Agreement will not be materially interrupted by the advent of the Year 2000 date.
    13.  Complete Agreement.  This Agreement and the
Customer's Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein and therein (provided that if there are any inconsistencies between the text of this Agreement and the Customer's
Agreement, this Agreement shall control), and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.
    14.  Assignment; Binding Effect.  This Brokerage
Agreement may not be assigned by either party without the express written consent of the other party. This Brokerage Agreement shall be binding on and inure to the benefit of the parties hereto and the respective successors and permitted assigns of each of them, and no other person shall have any right or obligation under this Brokerage Agreement. The terms "successors" and "assigns" shall not include any purchasers, as such, of Interests.
    15. Amendment. This Brokerage Agreement may not be amended except by the written consent of the parties.
    16. Notices. All notices required or desired to be delivered under this Brokerage Agreement shall be in writing and shall be effective when delivered personally on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

         If to the Trust:
              WORLD MONITOR TRUST II
              Prudential Securities Futures Management Inc.
              One New York Plaza, 13th Floor
              New York, New York 10292
              Attn:  Eleanor L. Thomas

         if to the Broker:

              PRUDENTIAL SECURITIES INCORPORATED
              One New York Plaza, 13th Floor
              New York, New York 10292
              Attn:  Eleanor L. Thomas

    17. Survival. The provisions of this Brokerage Agreement. shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.
    18. Severability. Whenever any statute shall be enacted which shall affect in any manner or be inconsistent with any of the provisions of this Brokerage Agreement, or whenever any rule or regulation shall be prescribed or promulgated by any government agency having jurisdiction which shall affect in any manner or be inconsistent with any of the provisions of this Brokerage Agreement, the provisions of this Brokerage Agreement so affected shall be deemed modified or superseded, as the case may be, by such statute, rule or regulation, and all other provisions of this Brokerage Agreement and the provisions so modified or superseded, shall in all respects continue and be in full force and effect.
    19. Headings. Headings of sections herein are for the convenience of the parties only and are not intended to be a part of, or to affect the meaning or interpretation of, this Brokerage Agreement.
    20. Definitions. All capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Trust Agreement and the Prospectus.
    21. Governing Law. This Brokerage Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State, without giving effect to the principles of conflicts of laws thereof.
    22.  Representations and Warranties of the Broker.
The Broker hereby represents and warrants to the Trust that:
         a. On the date hereof the Broker is, and at all times during the term of this Brokerage Agreement will be, a duly formed and validly existing corporation in good standing under the laws of the state of its organization, and at all times during the term of this Brokerage Agreement will be in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualifications and the failure to be so qualified materially adversely would affect its ability to perform its obligations under this Brokerage Agreement and to operate as described in the Prospectus, and has full capacity and authority to conduct its business and to perform its obligations under this Brokerage Agreement, and to act as described in the Registration Statements as of its effective date and the Prospectus as of the Closing Date.
         b. This Brokerage Agreement has been duly and validly authorized, executed and delivered on behalf of the Broker, is a valid and binding agreement of the Broker, and is enforceable in accordance with its terms. The performance of the Broker's obligations under this Brokerage Agreement, and the consummation of the transactions set forth in this Brokerage Agreement, and in the Registration Statements as of its effective date and Prospectus as of the Closing Date are not contrary to the provisions of the Broker's Certificate of Incorporation or By-Laws, or to the best of its knowledge, after due inquiry, any applicable law, rule or regulation of any federal, state or other governmental regulatory or self-regulatory agency or body and will not result in any violation, breach or default under any term or provision of any undertaking, contract, agreement or order, to which the Broker is a party or by which the Broker is bound.
         c.   The Broker has obtained all required
    governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform their obligations under this Brokerage Agreement and to act as described in the Registration Statements as of its effective date and the Prospectus as of the Closing Date (including, without limitation, the Broker's registration as a futures commission merchant under the CE Act and membership as a futures commission merchant with the NFA) and will maintain and renew any required licenses, registrations, approvals and memberships required during the term of this Brokerage Agreement.

    IN WITNESS WHEREOF, this Brokerage Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                         WORLD MONITOR TRUST II
                         By:  Prudential Securities Futures
                              Management Inc., Managing Owner

                              By:___________________________
                                 Name:
                                 Title:

                         PRUDENTIAL SECURITIES INCORPORATED
                              By:___________________________
                                 Name:
                                 Title: